Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Impact Diagnostics, Inc.

WARRANT TO PURCHASE 89,500 SHARES OF COMMON STOCK

(SUBJECT TO ADJUSTMENT)

(Void after July 23, 2009)

PPW -

THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, James H. Donell, Receiver (the “Holder”), as receiver of Citadel Capital Management, Inc., with principal offices at 12121 Wilshire Boulevard, Suite 200, Los Angeles, CA 90025, is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after July 23, 2004 (the “Exercise Date”) and on or prior to the close of business on July 23, 2009 (the “Termination Date”), but not thereafter, to subscribe for and purchase from Impact Diagnostics, Inc., a Utah corporation (the “Company”), with its principal offices at 5792 South 900 East, Suite B, Salt Lake City, Utah 84121, up to 89,500 shares (the “Warrant Shares”), of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The initial purchase price of one (1) share of Common Stock under this Warrant shall be equal to $0.01 (the “Exercise Price”).  The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided elsewhere herein.

1.                                       Authorization of Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue and liens and charges incurred by the Holder).

2.                                       Exercise of Warrant.

(a)                                  Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Warrant Shares (subject to Section 3 below) thereby purchased by wire transfer or cashier’s check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder as soon as practicable after the date on which this Warrant shall have been exercised as aforesaid.

This Warrant shall be deemed to have been exercised and such Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been properly exercised by receipt by the Company of the Notice of Exercise and payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 4 have been paid.

(b)                                 If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

3.                                       No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

4.                                       Charges, Taxes and Expenses.  Issuance of the Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event the Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the payment of a sum sufficient for any transfer tax incidental thereto.

5.                                       Division and Combination.

(a)                                  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 6, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new

Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(b)                                 The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 5.

(c)                                  The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(d)                                 If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel reasonably satisfactory to the Company (which opinion shall be in form, substance and scope reasonably satisfactory to the Company) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

6.                                       Transfer.  This Warrant and all rights hereunder may not be transferred without the prior written consent of the Company, which consent shall not be unreasonably withheld.

7.                                       No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

8.                                       Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

9.                                       Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of California.

10.                                 Certain Adjustments to Exercise Price and Number of Warrant Shares.

(a)                                  Stock Splits, Etc.  The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder pursuant to this Section 10(a), the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.  The Holder acknowledges that the Company has effected a 3.58:1 stock split effective July 6, 2004 and that the Exercise Price set forth herein has already been adjusted to take into account such stock split and no further adjustment otherwise required pursuant to this Section 10(a) for such stock split shall be required or effected.

(b)                                 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify its capital stock (other than as set forth in Section 10(a)), merge with or into or consolidate with another corporation or other entity (where the Company is not the surviving corporation or where there is a change in or distribution with respect to any class of common stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or other entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation or other entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation or other entity (“Other Property”), are to be received by or distributed to the holders of common stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) and, if an entity different from the successor or acquiring corporation, the entity whose common stock or Other Property the holders of the Common Stock are entitled to receive as a result of such transaction, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 10(b). For purposes of this Section 10(b), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 10(b) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.  Without limiting the foregoing, the Company agrees that upon completion of the proposed merger (the “Merger”) of the Company and a subsidiary of Grant Ventures, Inc. (“Grant”), this Warrant will be exerciseable in shares of Common Stock of Grant at the Exercise Price then in effect.

11.                                 Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

12.                                 Notice of Corporate Action.  If at any time:

(a)                                  the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)                                 there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company (other than the Merger) with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)                                  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 10 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and

(ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same is expected to take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which the holders of Common Stock shall be entitled to receive any such dividend, distribution or right, and the amount and character thereof, and (ii) the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 14(e).  Failure to give such notice, or any defect therein, shall not affect the validity of such action, so long as such failure does not materially prejudice the rights of the Holders.

13.                                 Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for (or facilitate electronic delivery of) the Warrant Shares upon the exercise of the purchase rights under this Warrant.

14.                                 Miscellaneous.

(a)                                  Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a state court located in the State of California or a federal court located in the Central District of California. By its execution hereof, the Company, and by its acceptance of this Warrant, the Holder, hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the Central District of California and the State of California, respectively, and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the State of California. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

(b)                                 Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have legends imprinted upon any stock certificates evidencing such Warrant Shares and the Company will notify its transfer agent of restrictions upon resale imposed by the applicable state and federal securities laws.

(c)                                  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

(d)                                 Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed, registered or certified mail, postage prepaid, to the Company at the Company’s address first above written, or to the Holder at the Holder’s address first above written, or to such other address as may be furnished in writing to the other party hereto.  Notices hereunder shall be effective when received.

(e)                                  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all permissible Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(f)                                    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(g)                                 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(h)                                 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

15.                                 Piggyback Registration.

(a)                                  If the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its common stock (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send to the Holder a written notice of such determination and, if within ten (10) days after receipt by a Holder, the Company shall receive a request in writing from the Holder, the Company shall include in such registration statement all or any part of the Warrant Shares the Holder requests to be registered; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Warrant Shares in connection with such registration, and (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of the Warrant Shares for the same period as the delay in registering such other securities, in any such case without any obligation or liability to the Holder.  If the Holder elects to include Warrant Shares in a registration statement pursuant to this Section 15(a), the Holder shall sell such Warrant Shares on the same terms and conditions upon which the equity securities of the Company or others are being sold pursuant to such registration statement.

(b)                                 Notwithstanding anything in this Section 15 to the contrary, with respect to any registration described in this Section 15 that is an underwritten registration of the Company’s securities for the Company’s own account, if the managing underwriter advises the Company that the inclusion of some or all of the Warrant Shares requested to be included in such registration pursuant to Section 15(a) would interfere with the successful marketing (including pricing) of the equity securities of the Company to be registered by the Company, then the number of shares to be included in any such registration shall be included in the following order: (i) first, the shares to be registered by the Company; (ii) second, any securities of other holders who are entitled to include securities in such registration on a pro-rata basis based on such holders’ respective percentage ownership of the Company on a fully-diluted basis; and (iii) third, the Warrant Shares of the Holder and the Common Stock of the Holder issued to the Holder upon conversion of that certain convertible note, dated as of the date hereof, between the Company and the Holder (the “Convertible Note”) requested to be included in such registration pursuant to Section 15(a) of this Warrant and Section 5(a) of the Convertible Note, respectively, on a pro-rata basis based on the Holder’s respective percentage ownership of the Company on a fully-diluted basis.

(c)                                  Notwithstanding anything in this Section 15 to the contrary, with respect to any registration described in this Section 15 that is an underwritten registration of the Company’s securities for the account of other holders of such securities (the “Other Holders”), if the managing underwriter advises the Company that the inclusion of some or all of the Warrant Shares requested to be included in such registration pursuant to Section 15(a) would interfere with the successful marketing (including pricing) of the equity securities of the Company to be registered by the Company, then the number of shares to be included in any such registration shall be included in the following order: (i) first, the securities of the Other Holders; (ii) second, any shares to be registered by the Company for its own account; (iii) third, the Warrant Shares of the Holder and the Common Stock of the Holder issued to the Holder upon conversion of the Convertible Note requested to be included in such registration pursuant to Section 15(a) of this Warrant and Section 5(a) of the Convertible Note, respectively, on a pro-rata basis based on the Holder’s respective percentage ownership of the Company on a fully-diluted basis, and (iv) fourth, securities of all other holders who are entitled to include securities in such registration, on a pro-rata basis based on such holders’ respective percentage ownership of the Company on a fully-diluted basis.

(d)                                 All fees and expenses incident to any registration described in this Section 15 shall be borne by the Company, other than fees and expenses of counsel or any other advisor retained by the Holder and discounts, fees and commissions (including, without limitation, any underwriters’ discounts, fees and commissions) with respect to the sale of any Common Stock or Warrant Shares by the Holder.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  July      , 2004

Impact Diagnostics, Inc.

By:
Name:
Title:

NOTICE OF EXERCISE

To:                              Impact Diagnostics, Inc.

The undersigned hereby elects to purchase              Warrant Shares of Impact Diagnostics, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, in lawful money of the United States, together with all applicable transfer taxes, if any.

1.                                       Please issue a certificate or certificates representing (or facilitate electronic delivery of) said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

2.                                       The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

JAMES H. DONELL, RECEIVER

By:
Name:
Title:

* All capitalized terms not otherwise defined herein shall have the meanings set forth in or incorporated by reference in the Warrant.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within the Warrant, with respect to the number of Warrant Shares of Common Stock set forth below:

Name of Assignee	Address	No. of Warrant Shares

and does hereby irrevocably constitute and appoint                                                Attorney to make such transfer on the books of Impact Diagnostics, Inc., maintained for the purpose, with full power of substitution in the premises.

Dated:

(Signature)

(Witness)

The undersigned Assignee of the Warrant hereby agrees to be bound by all the terms and conditions of the Warrant.

Dated:

(Signature)

*  All capitalized terms not otherwise defined herein shall have the meanings set forth in or incorporated by reference in the Warrant.